Exhibit 99.1

ScanTech AI Announces Receipt of Nasdaq Deficiency Letter

Atlanta, GA, July 15, 2025 - ScanTech AI Systems Inc. (the “Company” or “ScanTech AI”) (Nasdaq: STAI), a leading innovator in advanced security screening technologies, today announced that the Company received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), indicating that for the 30 consecutive business days for the period of May 23, 2025 to July 8, 2025, the closing bid price of the Company’s common stock has been below the minimum $1.00 per share requirement set forth in Nasdaq Listing Rule 5450(a)(1). This notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a compliance period of 180 calendar days, or until January 6, 2026, to regain compliance with the minimum bid price requirement. If at any time during this 180-day period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq stated that it will provide the Company with written confirmation of compliance and the matter will be closed.

In the event the Company does not regain compliance by January 6, 2026, the Company may be eligible for additional time, provided that it submits an application to transfer its listing to The Nasdaq Capital Market and pays the associated fee and it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards (with the exception of the minimum bid price requirement). In such case, the Company will need to provide written notice of its intention to cure the deficiency during the second compliance period, which may include by effecting a reverse stock split if necessary. There can be no assurance that the Company will be able to regain compliance with Nasdaq’s bid price requirement.

About ScanTech AI

ScanTech AI Systems Inc. (Nasdaq: STAI) has developed one of the world’s most advanced non-intrusive ‘fixed-gantry’ CT screening technologies. Utilizing proprietary artificial intelligence and machine learning capabilities, ScanTech AI’s state-of-the-art scanners accurately and quickly detect hazardous materials and contraband. Engineered to automatically locate, discriminate, and identify threat materials and items of interest, ScanTech AI’s solutions are designed for use in airports, seaports, borders, embassies, corporate headquarters, government and commercial buildings, factories, processing plants, and other facilities where security is a priority.

For more information, visit www.scantechais.com and investor.scantechais.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), including statements regarding ScanTech AI’s management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including Nasdaq compliance or noncompliance, possible business combinations, revenue growth and financial performance, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on the current expectations and beliefs made by the management of ScanTech AI, in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effect on ScanTech AI, as well as other factors they believe are appropriate under the circumstances. There can be no assurance that future developments affecting ScanTech AI will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including product and service acceptance, regulatory oversights, research and development success, and that ScanTech AI will have sufficient capital to operate as anticipated. Should one or more of these risks of uncertainties materialize, or should any of the assumptions of ScanTech AI prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the filings of ScanTech AI (and its predecessor, Mars) with the U.S. Securities and Exchange Commission (the “SEC”), and in the current and periodic reports filed or furnished by ScanTech AI (and its predecessor, Mars) from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on the information available to ScanTech AI as of the date hereof, and ScanTech AI assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable securities laws.

Contact:

ScanTech AI Systems Inc.

James White, CFO

jwhite@scantechibs.com

Investor & Media Relations Contact:

International Elite Capital Inc.

Annabelle Zhang

+1(646) 866-7928

annabelle@iecapitalusa.com